Corporate Executive Office

VITRAN CORPORATION INC.
185 The West Mall, Suite 701
Toronto, ON M9C 5L5
Telephone 416-596-7664
Fax 416-596-8039

LTL Operations

VITRAN EXPRESS UNITED STATES	VITRAN EXPRESS CANADA
2009 Kramer Drive	1201 Creditstone Road
Gibsonia, PA 15044	Concord, ON L4K 0C2
Telephone 412-453-4922	Telephone 416-798-4965
Toll Free 800-245-1244	Toll Free 800-263-0791
Fax 412-453-4930	Fax 416-798-4753